Exhibit 99.1

Annual Meeting of Shareholders June 6, 2014

# Assets Overview

CUBIC ENERGY INC.

- East Texas Hilltop Assets:
  - Acquisition closed Q4 13
  - ~22,800 net acres
  - 47 operated wells
  - Net production 13.0 Mmcfe/day
  - Shallow oil upside



- Legacy Louisiana Assets:
  - ~3,800 net Haynesville acres with 5 net producing wells
  - ~10,000 net Cotton Valley acres with 17 net producing wells
  - Net production 4.9 Mmcfe/day

2

Legacy Louisiana Assets Two new Horizontal Haynesville Shale wells drilled by EXCO Q1 2014 in DeSoto Parish, Louisiana Bossier Caddo Webster Bienville Red River Sabine Shelby Panola Harrison Marion Natchitoches Tyler Shreveport Bossier City DeSoto 3

East Texas Hilltop Assets Located in Leon and Robertson Counties, Texas ~22,800 net acres Currently operating: 28 gas wells 19 oil wells Recent Field Activity: Recompletion of three gas wells. Fracing of multiple zones. Submitted drilling permit and plat to Railroad Commission for the drilling of a Horizontal Woodbine well. 4

East Texas Hilltop Assets Shallow Decline Natural Gas Production Recent net production of approximately 13.0 MMcfe/day (96.9% natural gas) Primary producing formations are the Knowles, Upper, Middle and Lower Bossier Substantial leverage to natural gas prices Inventory of Natural Gas Targets / Horizontal Bossier Locations Deep inventory of prolific vertical Bossier locations Additional upside potential exists through horizontal development of the Cotton Valley Knowles Large, Mostly Contiguous Acreage Position in Emerging Play The shallower, oily formations present on the acreage have been the recent focus of horizontal drilling activity in the area Numerous nearby operators have drilled successful oil wells in multiple Cretaceous formations ~22,800 net acres of horizontal oil drilling opportunities, 38% Held By Production (HBP) Could hold over 82 gross horizontal drilling locations 5

Strategy Legacy Louisiana Assets – exploring potential opportunities East Texas Hilltop Assets – Optimizing our deep gas reservoirs, exploiting our Cretaceous oil reservoirs, and evaluating short and long term development 6

East Texas Hilltop Assets - Seismic ~$3M for the purchase and reprocessing of 252 square miles of 3-D seismic data 7

East Texas Hilltop Assets - Land Activity New & Extended Leases: 1,838 net acres (since October 2013) 8

East Texas Hilltop Assets – Area Peers 9

East Texas Hilltop Assets - Area Activity Regional Cretaceous Activity Since January 1, 2010 Source: DIDesktop 10

Disclaimer This presentation material contains “forward-looking” statements, usually containing the words “believe”, “intend”, “estimate”, “project”, “expect”, or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward- looking statements. Factors that could cause or contribute to such differences include, but are not limited to, future trends in natural gas prices, the ability to close the purchase of desirable oil and/or natural gas assets, the availability of capital for development of mineral projects and other projects, the availability of capital to satisfy debt obligations, dependency on pipelines in which to sell the Company’s natural gas it produces, reliance on third party operators for wells in which the Company maintains a working interest, reliance on third party contractors to aid in developing the production infrastructure and in the performance of well completion work, and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including the Form 10-K for the fiscal year end June 30, 2013. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revision or changes after the date hereof. There can be no assurance that any future activities and/or transactions mentioned herein will occur, or occur as planned. The Company cannot guarantee the timing of the drilling or any level of production from its wells. 9870 Plano Road, Dallas, TX 75238 Phone 972-686-0369 Fax 972-681-9687 Investor Relations: Donna Luedtke Email: donna@cubicenergyinc.com 11